                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 2, 2001 included in Xcel Energy Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, relating to the consolidated financial statements of Xcel Energy Inc., and to all references to our Firm included in this Registration Statement.


ARTHUR ANDERSEN LLP


Minneapolis, Minnesota
February 7, 2002